EXHIBIT 10.2

                              CONSULTING AGREEMENT

     This consulting agreement (the "Agreement"), made effective as of JULY 21, 2005 will confirm the understanding between In Veritas Medical Diagnostics. and its affiliates and/or subsidiaries (collectively, the "Company") and CLX & Associates, Inc. and its affiliates and/or subsidiaries (collectively, the "Consultant"), pursuant to which the Company has retained Consultant in connection with (i) short and long term strategic planning; (ii) short term crisis management; (iii) short and long term marketing; (iv) meeting with/selecting qualified companies for joint business ventures; (v) contracting and interviewing qualified accounting firms and legal counsel; (vi) recruitment selection of key executives and staff; (vii) internet and website design; and
(viii) recommending and identifying of board members, with all such services (the "Services") on the terms and subject to the condition set forth herein.

     1. Retention. The Company hereby retains Consultant to provide the Services. Consultant shall devote time and effort, as Consultant deems necessary to provide the Services.

     2. Further Agreements. This Agreement does not constitute any agreement express or implied, on the part of Consultant or the Company or any commitment by Consultant, or by the Company to engage Consultant to underwrite, purchase, place, or cause the placement of any securities or indebtedness or to advise the Company or negotiate on behalf of the Company in connection with any sale of any securities or its business or assets or in connection with any merger, consolidation or similar transaction.

     3. Compensation. Company will pay Consultant for the Services a total of $250,000 in cash or 650,000 shares of free trading securities and 100,000 shares of restricted 144 stock following the filing of a registration statement on Form S-8. If Company elects to pay some or all of the Consultant's compensation in securities, then Company shall cause to be delivered to Consultant unrestricted securities.

     4. Termination. The term of this Agreement shall be 6 months.

     5. Indemnity. The Company agrees to indemnify the Indemnified Persons (as defined in Schedule as set forth in Schedule A hereto, which Schedule A is incorporated herein and made a part hereof.

     6. Representations and Warranties of the Company. In addition to any representations and warranties for which provision is made in any other agreement between the Company and Consultant, the Company represents and warrants to Consultant that:

          (a) At the commencement of the Services and at the time of the provision of the Services during the term of this Agreement, the Company will furnish Consultant and its agents and counsel with all information concerning the Company that Consultant and its agents reasonably deem appropriate and agrees to provide Consultant and its agents with reasonable access to the Company's officers, directors, accountants, counsel, consultants and other appropriate agents and representatives. The Company acknowledges the Consultant and its agents may rely upon the completeness and accuracy of information and data furnished to any of them by or on behalf of the Company and that the Company will use its best efforts to ensure that such information will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b) All payments of compensation to Consultant shall not cause the Company to violate any law or regulation applicable to the Company and that in the event payment is in the form of securities or instruments convertible to securities, each registration statement, preliminary and final prospectus required to be filed or previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, and each document required to be filed or previously filed with the Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, pertaining to any such securities or instruments convertible into securities and each appendix, attachment, amendment, or supplement to any of the foregoing and all related documents, including but not limited to each related letter of transmittal will not, and no other report, filing, document, release or communication mailed, delivered, published, or filed by or on behalf of the Company will, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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          (c) All securities transferred to Consultant as payment in full or in part for Consultant's services shall be bona fide free-trading, unrestricted securities. Therefore, under no circumstances will the Company or an affiliate, an underwriter or control person of the Company deliver or cause to be delivered to Consultant restricted securities of the Company as payment for the Services whether or not the certificates of such securities bear a restrictive legend.

          (d) If the Company shall cause to be transferred to Consultant restricted securities obtained from a non-affiliate of the Company, then the Company shall cause the transfer agent to remove any restrictive legend from those certificates and to issue a new certificate in the name of Consultant or his assigns.

          (e) This Agreement had been, and the Services contemplated hereby at the time of the commencement and consummation thereof, shall be duly authorized by the Company.

     7. Certain Other Covenants of the Company. Other than to the Company's representatives, the Company agrees that no advice or recommendations rendered or summarized, excerpted from or otherwise referred to without Consultant's prior written consent. In addition, other than to the Company's representatives, Consultant may not be otherwise referred to by the Company without Consultant's prior written consent or unless required by law.

     8. Survival of Certain Provisions. The compensation provisions contained in paragraph 3 above, the indemnity contained in paragraph 5 hereof and the representations and warranties of the Company contained in paragraph 6 hereof and this paragraph 8 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Consultant, or by or on behalf of any Indemnified Person (as such is defined in Schedule A hereto), and (ii) any termination or expiration of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, Consultant, and any and all Indemnified Persons.

     9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (i) to the Company at: In Veritas Medical Diagnostics, The Green House, Beechwood Business Park North, Inverness, Scotland IV2 3BL and (ii) CLX & Associates, Inc., 1300 Coral Way, Miami, FL 33145.

     10. Construction. This Agreement, including Schedule A hereto, incorporates the entire understanding of the parties and supersedes all previous agreements and shall be governed by, and constructed in accordance with, the laws of the State of Florida as applied to contracts made and performed in such State. The Company and Consultant each hereby irrevocably submits to the exclusive jurisdiction of the Federal and Florida State courts located in Miami-Dade County, Florida in connection with any suit, action, or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waives any defense of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The Company and Consultant each irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court had been brought in an inconvenient forum. Each Indemnified Person (as defined in Schedule A to this Agreement) is intended to be a third party beneficiary of the provisions of paragraph 5 hereof and Schedule A. All obligations of the Company hereunder and under Schedule A shall be joint and several obligations of the Company and its affiliates and subsidiaries. In the event it is necessary for Consultant to file an action in either equity and/or at law to enforce this agreement, Company shall be responsible and obligated to pay Consultant all attorneys' fees and costs, including appellate attorneys' fees and costs.

     11. Severability. Any determination that any provision of this Agreement (including any provision of Schedule A) may be, or is unenforceable shall not affect the enforceability of the remainder of this Agreement (including Schedule
A).

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    12. Headings. The paragraph headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

     13. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     14. Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Company and Consultant (including other Indemnified Persons for purposed of paragraph 5 hereof and Schedule A only) and Schedule A hereof and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

     15. Modification. This Agreement may not be modified or amended except in writing, duly executed by the parties hereto.

     If the foregoing terms correctly set forth our agreement, please confirm this by signing and returning to Consultant a duplicate copy of this letter. Thereupon, this letter, as signed in counterpart, shall constitute our agreement on the subject matter herein.


CLX & ASSOCIATES, INC.



By:     /s/ Robert Weidenbaum
        ---------------------------------------
        Robert Weidenbaum, President



Confirmed and agreed to as Of the date first above written:


IN VERITAS MEDICAL DIAGNOSTICS, INC.

By:     /s/ John Fuller
        ---------------------------------------
Name:   John Fuller

Title:  Chief Executive Officer

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                                   SCHEDULE A
                                   ----------


                                    INDEMNITY

     This Schedule A is a part of and is incorporated into that certain consulting agreement (the "Consulting Agreement" and together with this Schedule A, the "Agreement"),In Veritas Medical Diagnostics. (collectively, the "Company") and CLX & Associates, ("Consultant"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Letter Agreement.

     The Company agrees to indemnify and hold harmless Consultant, his affiliates and their respective directors, officers, agents, and employees (Consultant and each such entity or person are an "Indemnified Person" from and against any losses, claims, damages, judgments, assessments, costs, and other liabilities (collectively "Liabilities"), and will reimburse each Indemnified Person for all reasonable fees and reasonable expenses (including the reasonable fees and reasonable expenses of counsel at trial and on appeal (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing, or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any indemnified person is a party (collectively, "Actions"), (i) caused by, arising out of or in connection with the Company's breach of this Agreement including, but not limited to the breach of any representation, warranty or term contained in the Consulting Agreement, or services rendered or to be rendered by any Indemnified Person pursuant to the Consulting Agreement. The Company will not be responsible for any Liabilities or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from the gross negligence, bad faith or willful misconduct of an Indemnified Person in connection with any of the Services referred to in the Consulting Agreement. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Schedule A) and the Consulting Agreement.

     Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, if requested by Consultant or at the Company's option, assume the defense of any such Action including the employment of counsel selected by the Company that is reasonably satisfactory to Consultant. Notwithstanding the Company's obligation to assume a defense of an Indemnified Person, any Indemnified Person shall have the right to employ separate counsel in any such Action and participate in the defense thereof, with the fees and expenses of such counsel being at the expense of the Company. The Company shall not be liable for any settlement of any Action effected without its prior written consent (which shall not be unreasonably withheld). In addition, the Company will not, without prior written consent of Consultant, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action.

     The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with: (i) Services rendered or to be rendered by the Indemnified Person pursuant to this Agreement; (ii) the transactions contemplated hereby, or (iii) or any Indemnified Person's actions or inactions in connection with any such Services, except for Liabilities (and related Expenses) of the Company that are determined by a court of competent jurisdiction the determination of which is no longer subject to appeal or further review to have resulted solely from the gross negligence, bad faith, or willful misconduct of an Indemnified Person in connection with such Services.

     The reimbursement and indemnity obligations of the Company set forth herein shall apply to any modification of this Agreement and the Consulting Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's Services under or in the connection with, this Agreement and the Consulting Agreement.

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